Exhibit 99.1

Unaudited Pro Forma Combined Financial Statements

On September 23, 2011 (the “Closing Date”), Texas Instruments Incorporated (“TI”) completed the acquisition of National Semiconductor Corporation (“National”) for total cash consideration of approximately $6.5 billion.  The acquisition was financed through a combination of existing cash on hand and $3.5 billion of long-term debt issued in May 2011.

The acquisition is accounted for using the acquisition method of accounting whereby the assets acquired and liabilities assumed as of the Closing Date, including identifiable intangible assets such as developed technologies, are recorded at their estimated fair value.  The excess of the consideration transferred over the fair value of the identifiable assets acquired and liabilities assumed is recognized as goodwill, which will not be amortized but will be subject to an annual impairment test.

The following unaudited pro forma combined financial statements are based on the latest available historical consolidated financial statements of TI and National, which are incorporated by reference into this current report on Form 8-K/A.  In preparing these statements, certain historical financial information for National, which had a fiscal year that ended on the last Sunday of May, was recast to a reportable period comparable to TI’s reporting period (TI reports on a calendar-year basis) and that is within 93 days of TI’s calendar reporting periods.  To the results for National’s fiscal year ended May 30, 2010, we added the results for the six months ended November 28, 2010, and subtracted the results for the six months ended November 27, 2009, to get the statement of income for the twelve months ended November 28, 2010.  To the results for National’s fiscal year ended May 29, 2011, we subtracted the results for the six months ended November 28, 2010, to get the statement of income for the six months ended May 29, 2011, and to the results for National’s fiscal year ended May 30, 2010, we subtracted the results for the six months ended November 29, 2009, to get the statement of income for the six months ended May 30, 2010.  In addition, certain reclassifications were made to the reported financial information of National to conform to the reporting classifications of TI.

The unaudited pro forma combined statements of income for the twelve months ended December 31, 2010, and the six months ended June 30, 2011 and 2010, give effect to the acquisition as if it had been completed on January 1, 2010, and therefore will differ from actual results reported by TI.  No unaudited pro forma combined balance sheet is presented in this Form 8-K/A as TI has previously filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which included the financial position of National in its consolidated results.

The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results of TI and National.  The unaudited pro forma combined financial statements do not reflect any operating efficiencies, cost savings or revenue enhancements that may be achieved by the combined companies.  In addition, certain nonrecurring expenses expected to be incurred within the first twelve months after the acquisition, such as announced or planned restructuring events, are also not reflected in the pro forma statements.

TI is reviewing National’s accounting policies to determine whether to harmonize any differences in policies.  These unaudited pro forma combined financial statements do not assume any material differences in accounting policies.

These unaudited pro forma combined financial statements are preliminary and are provided for informational purposes only and are not indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined companies.  The pro forma adjustments are based on information available as of the date of this current report on Form 8-K/A.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.  These preliminary assumptions and estimates are subject to change as TI finalizes the valuations of the assets acquired and liabilities assumed in connection with its acquisition of National.  Therefore, final adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of: TI, which are included in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q for the three and nine months ended September 30, 2011; and National, which is included in its Annual Report on Form 10-K for the fiscal year ended May 29, 2011, incorporated by reference in this current report on Form 8-K/A.

Unaudited Pro Forma Statements of Income
(Millions of dollars, except share and per-share amounts)

	Texas Instruments Twelve Months Ended Dec. 31, 2010	National Semiconductor Twelve Months Ended Nov. 28, 2010	Total Pro Forma Adjustments		Pro Forma Twelve Months Ended Dec. 31, 2010
Revenue	$13,966	$1,563	$--		$15,529
Cost of revenue	6,474	484	96	(a)	7,092
			(2)	(b)
			40	(c)
Gross profit	7,492	1,079	(134)		8,437
Research and development	1,570	280	(7)	(b)	1,843
Selling, general and administrative	1,519	302	(13)	(b)	1,808
Restructuring expense	33	30	--		63
Acquisition cost/divestiture (gain), other	(144)	--	324	(d)	180
Operating profit	4,514	467	(438)		4,543
Other income (expense) net	37	(2)	--		35
Interest expense	--	56	27	(e)	83
Income before taxes	4,551	409	(465)		4,495
Provision for income taxes	1,323	104	(163)	(f)	1,264
Net income	$3,228	$305	$(302)		$3,231

Earnings per Share:
Basic	$2.66				$2.66
Diluted	$2.62				$2.62

Average Shares Outstanding (millions):
Basic	1,199		--		1,199
Diluted	1,213		5	(g)	1,218

Unaudited Pro Forma Statements of Income
(Millions of dollars, except share and per-share amounts)

	Texas Instruments Six Months Ended June 30, 2011	National Semiconductor Six Months Ended May 29, 2011	Total Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2011
Revenue	$6,849	$718	$--		$7,567
Cost of revenue	3,369	241	(1)	(b)	3,629
			20	(c)
Gross profit	3,480	477	(19)		3,938
Research and development	846	138	(2)	(b)	982
Selling, general and administrative	806	142	--	(b)	948
Restructuring expense	--	10	--		10
Acquisition cost/divestiture (gain), other	15	--	162	(d)	177
Operating profit	1,813	187	(179)		1,821
Other income (expense) net	19	5	--		24
Interest expense	6	28	16	(e)	50
Income before taxes	1,826	164	(195)		1,795
Provision for income taxes	488	37	(68)	(f)	457
Net income	$1,338	$127	$(127)		$1,338

Earnings per Share:
Basic	$1.13				$1.13
Diluted	$1.11				$1.10

Average Shares Outstanding (millions):
Basic	1,161		--		1,161
Diluted	1,187		5	(g)	1,192

Unaudited Pro Forma Statements of Income
(Millions of dollars, except share and per-share amounts)

	Texas Instruments Six Months Ended June 30, 2010	National Semiconductor Six Months Ended May 30, 2010	Total Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2010
Revenue	$6,701	$760	$--		$7,461
Cost of revenue	3,118	242	96	(a)	3,474
			(2)	(b)
			20	(c)
Gross profit	3,583	518	(114)		3,987
Research and development	761	139	(3)	(b)	897
Selling, general and administrative	737	163	(10)	(b)	890
Restructuring expense	28	14	--		42
Acquisition cost/divestiture (gain), other	--	--	162	(d)	162
Operating profit	2,057	202	(263)		1,996
Other income (expense) net	11	(4)	--		7
Interest expense	--	29	10	(e)	39
Income before taxes	2,068	169	(273)		1,964
Provision for income taxes	641	37	(96)	(f)	582
Net income	$1,427	$132	$(177)		$1,382

Earnings per Share:
Basic	$1.15				$1.12
Diluted	$1.14				$1.10

Average Shares Outstanding (millions):
Basic	1,221		--		1,221
Diluted	1,234		5	(g)	1,239

Notes to Unaudited Pro Forma Statements

Pro Forma Balance Sheet:

No unaudited pro forma combined balance sheet is presented in this Form 8-K/A, as TI has previously filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which included the financial position of National in its consolidated results.

Income Statements:
(a)
Reflects the estimate of the fair value write-up of acquired inventory and its subsequent sale after the date of acquisition.  It is estimated that this amount will be recovered within one quarter after closing based on a normal inventory turnover rate.

(b)
Reflects the net adjustments to share-based compensation expense for the post-combination portion of National’s stock options and restricted stock units (RSUs) converted into TI replacement options and RSUs at closing.  The new share-based compensation expense is amortized on a straight line basis over the remaining vesting periods.  The following tables reflect the (a) elimination of National’s historical share-based compensation expense and (b) fair value of  the converted TI replacement stock options and RSUs to be recognized over the periods for which post-combination service of National employees is required.

Twelve Months Ended December 31, 2010:	National Historical*	Pro Forma	Adjustment to Pro Forma
	(In millions)
Share-based compensation expense:
Cost of revenue	$8	$6	$(2)
Research and development	17	10	(7)
Selling, general and administrative	42	29	(13)
Total	$67	$45	$(22)

* National Historical results are for the twelve months ended November 28, 2010.

Six Months Ended June 30, 2011:	National Historical*	Pro Forma	Adjustment to Pro Forma
	(In millions)
Share-based compensation expense:
Cost of revenue	$4	$3	$(1)
Research and development	7	5	(2)
Selling, general and administrative	14	14	--
Total	$25	$22	$(3)

* National Historical results are for the six months ended May 29, 2011.

Six Months Ended June 30, 2010:	National Historical*	Pro Forma	Adjustment to Pro Forma
	(In millions)
Share-based compensation expense:
Cost of revenue	$5	$3	$(2)
Research and development	8	5	(3)
Selling, general and administrative	24	14	(10)
Total	$37	$22	$(15)

* National Historical results are for the six months ended May 30, 2010.

(c)
Reflects the preliminary estimate of additional depreciation of acquired property, plant and equipment on a straight line basis over estimated useful lives that vary from 5 to 12 years.  Annual depreciation is estimated at $40 million.

(d)
Reflects the preliminary estimate of amortization of acquired intangibles on a straight-line basis over estimated useful lives.  Annual amortization is estimated at about $324 million for each of the first five years.

(e)
Reflects interest expense on fixed-rate and floating-rate debt as if the debt had been issued at the beginning of the twelve month period using an assumed weighted average interest rate of 1.01%.  For the floating-rate debt, a variance of 1/8 of a percent (0.00125%) in the interest rate for the periods outstanding would not have resulted in a material difference in pro forma interest expense.  Also includes amortization of original issue discount and capitalized debt issuance costs associated with the May 2011issuance of debt by TI over the estimated life of the related debt.

(f)	Tax effects of the pro forma adjustments are based on the federal statutory tax rate of 35% and do not comprehend the effect of any state or non-U.S. taxes.

(g)
Reflects adjustment to the earnings per share (“EPS”) calculation for the TI replacement RSUs and stock options converted at closing.  TI assumed the National awards at closing, including their existing terms and conditions. National’s RSUs, contrasted with TI’s RSUs, are considered to be non-participating securities (i.e. no dividends or dividend equivalents are paid on those awards prior to their vesting).  As a result, under the “two-class” method of calculating EPS, no portion of net income applicable to common stock is allocated to those National RSUs.  However, we have adjusted the calculation of pro forma diluted EPS for these National RSUs through an adjustment of average shares outstanding for the impact of dilutive shares representing the preliminary number of RSUs estimated to be converted at closing that will eventually vest and be settled in TI common stock.  We believe this to be the most dilutive potential impact on EPS from these RSUs.  The actual number of RSUs that may eventually vest and be settled in TI common stock may vary significantly from these estimated amounts, but the difference to the diluted EPS is not expected to be material.  The converted TI replacement stock options did not have a material effect on the number of dilutive average shares outstanding for the periods presented.